Exhibit 99.3

IMPORTANT SPECIAL MEETING INFORMATION 000004 ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by mail, Internet or telephone must be received by 5:00 p.m., EDT, on [●], 2019. Vote by Internet Go to http://www.investorvote.com/BLMT Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. VOTING INSTRUCTION CARD—ESOP 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. For Against Abstain For Against Abstain 1. the approval of the merger of BSB Bancorp, Inc. (“BSB 2. the approval, on a non-binding, advisory basis, of the Bancorp”) with and into People’s United Financial, Inc. compensation that certain executive officers of BSB (“People’s United”), with People’s United as the surviving Bancorp may receive that is based on or otherwise relates corporation (the “merger”), pursuant to the Agreement and Plan to the merger. of Merger, dated as of November 26, 2018, by and between BSB Bancorp and People’s United (the “merger proposal”). 3. the approval of one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal. B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. C Authorized Signature — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name appears hereon. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 401 1703 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 02YQGE

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. VOTING INSTRUCTION CARD — BSB BANCORP, INC.—ESOP SPECIAL MEETING OF STOCKHOLDERS The undersigned hereby directs the Trustee(s) of the Belmont Savings Bank Employee Stock Ownership Plan (the “ESOP”) to vote all shares of common stock of BSB Bancorp, Inc. (“BSB Bancorp”) credited to the undersigned’s account, for which the undersigned is entitled to direct the Trustee to vote at the Special Meeting of Stockholders to be held on [●], 2019 at [●], Eastern Time, at [●] and at any adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS. If you do not return this form in a timely manner, shares representing your interest in the ESOP will be voted in a manner calculated to most accurately reflect the instructions the Trustee has received from participants regarding voting shares of allocated BSB Bancorp stock, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. Abstentions will be similarly treated, but solely with respect to the proposal for which an abstention is marked. IF NO INSTRUCTIONS ARE SPECIFIED AND THIS FORM IS RETURNED SIGNED, THIS VOTING INSTRUCTION CARD WILL BE CONSIDERED A VOTE FOR EACH OF THE THREE LISTED PROPOSALS. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT IT IS RECEIVED BY [●], 2019.